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                                  EXHIBIT 32.1

                               CERTIFICATION (1)

      Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Emile Loria, M.D., the Chief Executive Officer of Epimmune Inc. (the "Company"), and Robert De Vaere, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q/A for the period ended March 31, 2005, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: June 22, 2005

/s/ EMILE LORIA                          /s/ ROBERT DE VAERE
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Emile Loria, M.D.                        Robert De Vaere
President and Chief Executive Officer    Vice President, Finance and
                                         Administration and
                                         Chief Financial Officer

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(1) This certification accompanies the Form 10-Q/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Epimmune Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q/A), irrespective of any general incorporation language contained in such filing.